UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

Build-A-Bear Workshop, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

415 South 18th St., St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

(314) 423-8000
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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      On April 13, 2021, the Compensation and Development Committee (the “Committee”) of the Board of Directors of Build-A-Bear Workshop, Inc. (the “Company”) adjusted the compensation for each of Company’s named executive officers (the “Executive Officers”), other than the President and Chief Executive Officer.  At the recommendation of the Committee, the Board of Directors ratified and approved the President and Chief Executive Officer’s compensation.

These compensation adjustments included base salary adjustments for the Company’s Executive Officers, determination of the 2021 annual bonus program performance objectives, and approval of the 2021 long-term incentive compensation grants, each of which is described below.

2021 Base Salary Adjustments

The adjusted annual base salaries for the Company’s Executive Officers are:

Name/Position	Adjusted Annual Base Salary
Sharon John, President and Chief Executive Officer	$735,400
Voin Todorovic, Chief Financial Officer	$388,300
Jennifer Kretchmar, Chief Digital and Merchandising Officer	$435,300
J. Christopher Hurt, Chief Operations and Experience Officer	$430,500
Eric Fencl, Chief Administrative Officer, General Counsel and Secretary	$344,400

2021 Annual Bonus Program

The Committee established the 2021 performance objectives for the range of cash bonuses that may be paid under the Build-A-Bear Workshop, Inc. 2020 Omnibus Incentive Plan (the “Omnibus Plan”) to each of the Executive Officers in accordance with the terms of the Company’s cash bonus program for its Executive Officers (the “Cash Bonus Program”). The Base Bonus Calculation for each of the Executive Officers for 2021 is determined by multiplying the 2021 Base Bonus Payout Target (set forth below) by his or her eligible base salary (which excludes items such as relocation allowances, bonuses, stock options exercises, vesting of restricted stock, performance-based long-term cash program payments, and compensation not received during a leave of absence):

Name	Base Bonus Payout Target
Sharon John	100%
Voin Todorovic	50%
Jennifer Kretchmar	50%
J. Christopher Hurt	50%
Eric Fencl	50%

The Committee established specific targets related to profitability. If the Company achieves at least the threshold consolidated earnings before interest and taxes (“EBIT”), the Executive Officer will earn between 1% and 200% (the “Percentage of Base Bonus Calculation”) of the Base Bonus Calculation. If the Company achieves at least a specified EBIT and certain specified strategic and operational objectives are also attained, the Percentage of Base Bonus Calculation will be increased by up to an additional 25%; provided, however, that the total amount earned cannot exceed 200% of an Executive Officer’s Base Bonus Calculation. Consolidated EBIT results that fall between any of the achievement levels set forth in the Cash Bonus Program will be interpolated between the applicable achievement levels, in the sole discretion of the Committee. This discretion includes the ability to increase or reduce the otherwise applicable Percentage of Base Bonus Calculation for each achievement level.

The foregoing summary of the Cash Bonus Program is qualified in its entirety by reference to the description of such program filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

2021 Long-Term Incentive Compensation

Utilizing market data compiled by the Committee’s compensation consultant, the Committee determined the market value of the total long-term incentive program awards (“LTI Market Value”) for each Executive Officer, payable pursuant to the terms of the Omnibus Plan. For Sharon John, the President and Chief Executive Officer, the resulting awards were then made 35% in three-year performance-based restricted stock, 35% in three-year performance-based cash, and 30% in time-based restricted stock. For Executive Officers other than the President and Chief Executive Officer, the resulting awards were then made 50% in three-year performance-based cash and 50% in time-based restricted stock. These awards were as follows:

Name	Target Number of Shares of Three-Year Performance-Based Restricted Stock	Target Payout Amount of Three-Year Performance-Based Cash	Number of Shares of Time-Based Restricted Stock
Sharon John	53,095	$437,500	45,510
Voin Todorovic	—	$150,000	18,204
Jennifer Kretchmar	—	$150,000	18,204
J. Christopher Hurt	—	$150,000	18,204
Eric Fencl	—	$137,500	16,686

The target number of shares of three-year performance-based restricted stock awarded to the President and Chief Executive Officer was derived by dividing 35% of her LTI Market Value by the closing sale price of the Company’s common stock on the New York Stock Exchange on April 13, 2021 and rounding the resulting number to the closest whole number. The number of three-year performance-based restricted stock shares, if any, that will be earned by the President and Chief Executive Officer will be calculated by multiplying the Target Number of Shares of Three-Year Performance-Based Restricted Stock noted in the table above by the Total Earned Percentage (defined below) based on the Company’s achievement of profitability and revenue goals for fiscal 2021, fiscal 2022 and fiscal 2023. The three-year performance-based restricted stock that is earned, if any, will vest on April 30, 2024.

The target payout amount under the three-year performance-based cash program for the President and Chief Executive Officer is 35% of her LTI Market Value and for each other Executive Officer is 50% of such Executive Officer’s LTI Market Value. The cash award that will be earned, if any, by each such Executive Officer will be calculated by multiplying the Target Payout Amount of Three-Year Performance-Based Cash set forth in the table above by the Total Earned Percentage (defined below) based on the Company’s achievement of profitability and revenue goals for fiscal 2021, fiscal 2022 and fiscal 2023. The cash award that will be earned, if any, by each Executive Officer will be paid no later than May 15, 2024. The summary of the three-year performance-based cash program herein is qualified in its entirety by reference to the description of such program filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Committee established specific profitability and revenue objectives for fiscal 2021, 2022 and 2023 and assigned a weighting to each objective. Profitability will be measured by the Company’s achievement of established cumulative consolidated earnings before interest, taxes and depreciation and amortization (EBITDA) goals. Revenue will be measured by the Company’s achievement of revenue growth, by meeting established compound annual growth rate targets for total web demand sales or cumulative total revenue objectives. The Total Earned Percentage (“Total Earned Percentage”) of the performance-based stock and cash awards will, in each case, be determined by adding the percent of target number of shares or target payout amount earned, respectively, for each performance objective based on the Company’s achievement level of each performance objective over the three-year period multiplied by the weighting assigned to each objective. For the three-year performance period, the financial profitability objective will be weighted 75% and the revenue objective will be weighted 25%. Consolidated financial results that fall between any of the established achievement levels will be interpolated between the applicable achievement levels, in the sole discretion of the Committee. This discretion includes the ability to increase or reduce the otherwise applicable percentage of target number of shares or payout amount earned, as applicable, for each achievement level.

The number of shares of time-based restricted stock awarded to each Executive Officer was derived by dividing 30% of the President and Chief Executive Officer’s LTI Market Value or, for the other Executive Officers, 50% of his or her LTI Market Value by the closing sale price of the Company’s common stock on the New York Stock Exchange on April 13, 2021 and rounding the resulting number to the closest whole number that is divisible by three. The time-based restricted stock vests as follows: one-third on April 30, 2022, one third on April 30, 2023 and one-third on April 30, 2024.

The terms of the 2021 time-based and performance-based restricted stock are as set forth in the relevant portions of the Company’s form of Restricted Stock Agreement (the “Award Agreement”). Vesting is accelerated, in certain circumstances, upon a change in control, upon death or termination of employment with the Company due to disability, subject to the terms set forth in the Award Agreement. Time-based restricted stock carries voting and dividend rights from the date of grant. Holders of performance-based restricted stock are entitled to voting and dividend rights only upon satisfaction of applicable performance criteria. The summary of the terms of the time-based and performance based restricted stock herein is qualified in its entirety by reference to the terms set forth in the form of the Award Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Each of the performance-based restricted stock and cash awards described herein is subject to reimbursement or forfeiture in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under securities laws, and in any event, in accordance with the terms of any Company recoupment policy that may be adopted pursuant to the rules and regulations of the Commission or New York Stock Exchange.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit

10.1	Description of Build-A-Bear Workshop, Inc. Cash Bonus Program for C-Level Employees

10.2
Description of Build-A-Bear Workshop, Inc. Long-Term Performance-Based Cash Incentive Program for C-Level Employees (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on October 9, 2020)

10.3	Form of Restricted Stock Agreement under the Registrant’s 2020 Omnibus Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: April 16, 2021	By:	/s/ Eric R. Fencl
	Name:	Eric R. Fencl
Title: Chief Administrative Officer General Counsel and Secretary